                                            23.1

Consent of Independent Registered Public Accounting Firm

The Joint Corp.
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-225898 and No. 333-208262) of The Joint Corp. of our report dated March 10, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Phoenix, Arizona
March 10, 2023